Access
                                   Worldwide

          Access Worldwide Reports Third Quarter Financial Results and
                      Reforecast of Previous 2007 Guidance

      ARLINGTON, Va., Nov. 19 /PRNewswire-FirstCall/ -- Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC), an established marketing and Business Process Outsourcing ("BPO") services company, today reported financial results for the three and nine months ended September 30, 2007.

      For the Three Months Ended September 30, 2007

      Our revenues for the quarter ended September 30, 2007 increased $0.8 million, or 10.8%, to $8.2 million, compared to $7.4 million for the quarter ended September 30, 2006. Revenues for the U.S. Segment decreased $0.5 million, or 8.5%, to $5.4 million for the quarter ended September 30, 2007, compared to $5.9 million for the quarter ended September 30, 2006. This was mainly due to the loss of one of our most profitable programs due to our client's budgetary cuts. Management is taking every step to adjust our cost structure to keep it in line with our existing and anticipated revenues. Revenues for the International Segment increased $1.2 million, or 80.0%, to $2.7 million for the quarter ended September 30, 2007, compared to $1.5 million for the quarter ended September 30, 2006. The increase was attributed to the consistent growth of our primary client in the Philippines.

      Our earnings before interest, taxes and depreciation for the three months ended September 30, 2007 decreased $1.0 million or 34.0% to $(0.2) million, compared to $0.3 million. The decrease was primarily attributed to the loss of the program mentioned above and increased recruiting and training cost to ramp-up for two other programs and increased attrition.

      We reported a net loss from continued operations of $(0.7) million, or $(0.02) loss per share of common stock, for the quarter ended September 30, 2007, compared to $(1.8) million, or $(0.10) loss per share of common stock, for the quarter ended September 30, 2006. Total weighted average common shares outstanding for the quarters ended September 30, 2007 and September 30, 2006 were 31,029,146 and 17,340,065 respectively.

      For the Nine Months Ended September 30, 2007

      Our revenues for the nine months ended September 30, 2007 increased $6.4 million, or 33.3%, to $25.6 million, compared to $19.2 million for the nine months ended September 30, 2006. Revenues for the U.S. Segment increased $2.4 million, or 15.0%, to $18.4 million for the nine months ended September 30, 2007, compared to $16.0 million for the nine months ended September 30, 2006. Revenues for the International Segment increased $3.9 million, or 118.2%, to $7.2 million for the nine months ended September 30, 2007, compared to $3.3 million for the nine months ended September 30, 2006.

      Our earnings before interest, taxes and depreciation for the nine months ended September 30, 2007 increased $1.0 million, or 200%, to $0.5 million, compared to $(0.5) million for the nine months ended September 30, 2007. The increase was primarily due to increased revenues during the first half of 2007.

      We reported net loss from continuing operations of $ (3.4) million, or $(0.11) loss per share of common stock for the nine ended September 30, 2007, compared to $(4.0) million, or $(0.23) loss per share of common stock for the nine months ended September 30, 2006. Total weighted average common shares outstanding for the nine months ended September 30, 2007 and September 30, 2006 were 31,029,146 and 17,193,204, respectively.

      On February 6, 2007, we established a revenue guidance of $38 million for 2007. We are adjusting our forecast down to $33 million based on lower than expected third quarter and projected fourth quarter revenues.

      Access Worldwide is an established marketing and BPO services company that provides a variety of sales and communication services. Our spectrum of services include the full range of inbound and outbound voice services such as customer service, customer acquisition, helpdesk, and a growing list of IT and back office services among others. Headquartered in Arlington, Virginia, Access Worldwide has about 1,000 employees in offices throughout the United States and the Philippines. More information is available at www.accessww.com.

      This press release contains forward-looking statements. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the following: our ability to continue as a going concern if we are unable to generate cash flow and income from operations; competition from other third-party providers and those clients and prospects who may decide to do work in-house that we currently do for them; potential consumer saturation reducing the need for services; our ability and our clients ability to comply with state, federal and industry regulations; our reliance on a limited number of major clients; the reduction in services performed for or the loss of one or more major clients; our ability to develop or fund the operations of new products or service offerings; our reliance on technology; our reliance on key personnel and labor force and our ability to recruit additional personnel. For a more detailed discussion of these risks and others that could affect results, see our filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

Contacts:
Access Worldwide Communications, Inc.
(703) 292-5210
Mark Wright
Investor Relations
mwright@accessww.com

                                - Tables Follow -

                      Access Worldwide Communications, Inc.
                      Condensed Consolidated Balance Sheets

                                 September 30, 2007    December 31,
ASSETS                              (Unaudited)            2006
                                   ------------        ------------
Current Assets:
  Cash and cash equivalents        $    942,690        $  2,836,980
  Restricted cash                       123,000             123,000
  Accounts receivable, net of
   allowance for doubtful
   accounts of $24,715 and
   $99,130, respectively              6,658,389           6,956,218
  Unbilled receivables                       --               7,750
  Other current assets, net             613,828             831,958
                                   ------------        ------------
    Total current assets              8,337,907          10,755,906
Property and equipment, net           4,101,041           3,374,575
Restricted cash                         220,000             343,000
Other assets, net                       521,441             386,127
                                   ------------        ------------

        Total assets               $ 13,180,389        $ 14,859,608
                                   ============        ============

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
  Revolving line of credit
  ("Revolver")                     $  2,203,428        $         --
  Note payable - related party               --           1,750,000
  Capital lease obligation --
   short term                           480,903             438,866
  Accounts payable                      421,417           1,315,785
  Accrued expense                       433,015             654,140
  Accrued salaries, wages and
   related benefits                     899,598             586,107
  Accrued Interest                       16,433                  --
  Customer deposits                     969,296           1,210,146
  Deferred revenue                      139,033             669,290
                                   ------------        ------------

    Total current liabilities         5,563,123           6,624,334

Capital lease obligation --
 long term                              288,506             259,256
Other long-term liabilities             427,494             530,992
Convertible Notes, net                       --           4,625,490
Mandatorily redeemable preferred
 stock, $0.01 par value:                     --                  --
 1,000,000 shares auth.,
 40,000 shares issued and out         4,000,000           4,000,000
                                   ------------        ------------

  Total liabilities                  10,279,123          16,040,072
                                   ------------        ------------

Commitments and contingencies

Common stockholders' equity
(deficit):
  Common stock, $0.01 par value:
   voting 100,000,000 shares
   and 40,000,000 shares auth
   Respectively; 31,029,146
   and 17,340,065 shares issued
   and outstanding, respectively        310,291             173,401
  Additional paid-in capital         78,857,250          71,362,793
  Accumulated deficit               (76,266,275)        (72,716,658)
                                   ------------        ------------

  Total common stockholders'
   equity (deficit)                   2,901,266          (1,180,464)
                                   ------------        ------------

  Total liabilities
   and common stockholders'
   equity (deficit)                $ 13,180,389        $ 14,859,608
                                   ============        ============

                      Access Worldwide Communications, Inc.
                 Condensed Consolidated Statements of Operations

                                       Unaudited                      Unaudited
                                  For the Three Months           For the Nine Months
                                         Ending                         Ending
                                      September 30,                  September 30,
                                  2007           2006            2007            2006
                             ------------    ------------    ------------    ------------
Revenues                     $  8,175,282    $  7,405,356    $ 25,608,003    $ 19,244,916
Cost and expenses:
  Cost of services              6,736,630       5,521,763      20,077,104      14,977,570
  Selling, general
   and administrative
   expenses                     1,622,312       1,628,561       4,955,755       4,722,464
  Depreciation
   Expense                        395,881         249,744       1,063,480         791,058
                             ------------    ------------    ------------    ------------

  Total costs and
   expenses                     8,754,823       7,400,068      26,096,339      20,491,092
                             ------------    ------------    ------------    ------------

(Loss) income from
 operations                      (579,541)          5,288        (488,336)     (1,246,176)
Interest expense,
 net                              (93,575)     (1,806,229)     (2,950,619)     (2,780,425)
                             ------------    ------------    ------------    ------------

(Loss) from continuing
 operations                      (673,116)     (1,800,941)     (3,438,955)     (4,026,601)
                             ------------    ------------    ------------    ------------

Discontinued operations:
  Income (loss)
   from discontinued
   operations                       8,584          13,510        (110,662)       (605,090)
  Gain on disposal
   of segment, net
   of income tax
   expense of $0                       --       8,199,620              --       8,199,620
                             ------------    ------------    ------------    ------------
                                    8,584       8,213,130        (110,662)      7,594,530
                             ------------    ------------    ------------    ------------
Net (loss) income                (664,532)      6,412,189      (3,549,617)      3,567,929

  Basic and diluted (loss)
   income per share of
   common stock:

   Continuing operations     $      (0.02)   $      (0.10)   $      (0.11)   $      (0.23)
   Discontinued operations           0.00            0.47           (0.00)           0.44
   Net (loss) income         $      (0.02)   $       0.37    $      (0.11)   $       0.21

  Weighted average
   common shares
   outstanding                 31,029,146      17,340,065      31,029,146      17,193,204
                             ============    ============    ============    ============

                      Access Worldwide Communications, Inc.
                      Consolidated Statements of Cash Flows

                                         For the Nine Months Ended
                                                September 30,
                                            2007            2006
                                        -----------    -----------
Cash flows from operating activities:
  Net (loss) income                     $(3,549,617)   $ 3,567,929
  Adjustments to reconcile net
    (loss) income to net cash used
     in operating activities:
    Depreciation and amortization         1,063,480        791,941
    Amortization of deferred
     financing costs                        198,374        510,273
    Amortization of deferred
     compensation                             7,875          7,875
    Accretion of discount on
     Convertible Notes                    1,009,510        565,536
    Interest expense converted to
     common shares                        1,647,556             --
    Allowance for doubtful accounts         (74,106)        90,454
    Share based compensation expense         76,301         84,190
    Gain on sale of discontinued
     operations                                  --     (8,199,620)
    Common stock issued for Board
     of Directors fees' and bonuses          82,250        122,073
    Changes in assets and liabilities
     from discontinued operations          (112,703)       (83,233)
  Changes in operating assets
   and liabilities:
    Accounts receivable                     217,897     (2,717,646)
    Other assets                            169,264       (134,037)
    Accounts payable and accrued
     expenses                            (1,095,986)      (478,697)
    Accrued salaries, wages and
     related benefits                       317,975        468,790
    Accrued interest and related
     party expenses                          16,433        (46,911)
    Deferred revenue and customer
     deposits                              (578,649)      (310,510)
                                        -----------    -----------
    Net cash used in operating
     activities                            (604,146)    (5,761,593)
                                        -----------    -----------

Cash flows from investing activities:
   Additions to property
    and equipment, net                   (1,548,832)      (196,362)
   Additions to property and
    equipment from discontinued
    operations, net                           4,994       (187,549)
   Net proceeds from sale of
    discontinued operations                      --      9,751,470
   Increase in restricted cash              123,000        314,000
                                        -----------    -----------
   Net cash (used in) provided by
    investing activities                 (1,420,838)     9,681,559
                                        -----------    -----------
Cash flows from financing activities:
  Payments on capital leases               (182,368)      (262,749)
  Proceeds from exercise of common
   stock options and warrants                18,490          5,535
  Net borrowings (payments) under
   Revolver and Debt Agreement            2,203,428     (4,454,388)
  Loan origination fees                    (145,334)      (140,000)
  Proceeds from issuance of
   Convertible Notes                             --      1,500,000
  (Payments) proceeds on equipment
   and insurance financing, net             (13,522)        15,175
  (Payments) proceeds from note
   payable from related party            (1,750,000)     2,000,000
  Payment of subordinated note from
   discontinued operations                       --       (352,334)
  Payments on capital leases from
   discontinued operations                       --        (12,474)
                                        -----------    -----------
    Net cash provided by (used in)
     financing activities                   130,694     (1,701,235)
                                        -----------    -----------
    Net increase (decrease) in cash
     and cash equivalents                (1,894,290)     2,218,731
 Cash and cash equivalents, beginning
  of period                               2,836,980      1,755,926
                                        -----------    -----------
 Cash and cash equivalents, end of
  period                                $   942,690    $ 3,974,657
                                        ===========    ===========

 Non-Cash Investment and Financing
  Activities:

    Equipment acquisition through
     capital lease                          267,177         20,455
    Issuance of warrants on Note            171,750         84,000
    Conversion of Convertible Notes
     with interest                        5,635,000             --